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                                                                   EXHIBIT 21.01

                                                    Place of
List of Subsidiaries of the Registrant              Incorporation
- -------------------------------------------         -----------------

Classifieds2000, Inc.                                   CA
DataInsight, Inc.                                       CO
iMall, Inc.                                             NV
Kendara, Inc.                                           DE
Netbot, Inc.                                            DE
MatchLogic, Inc.                                        DE
Webshots Corporation                                    CA
Worldprints.com International, Inc.                     CO